CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in the Oakwood Homes Corporation Annual Report on Form 10-K for the year ended September 30, 1996, into the Company's Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-99320). We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/Allen, Pritchett & Bassett, LLP

Allen, Pritchett & Bassett, LLP
Tifton, Georgia
February 24, 1997